Cohen & Steers, Inc.
1166 Avenue of the Americas
New York, NY 10036-2708
Tel (212) 832-3232

Contact:
Brian Meta
Senior Vice President
Head of Investor Relations & FP&A
Tel (212) 796-9353

COHEN & STEERS REPORTS RESULTS FOR SECOND QUARTER 2024

New York, NY, July 17, 2024—Cohen & Steers, Inc. (NYSE: CNS) today reported its results for the quarter ended June 30, 2024. The earnings release along with the accompanying earnings presentation can be viewed at Cohen & Steers Reports Results for Second Quarter 2024 and on the company’s website at www.cohenandsteers.com under "Company—Investor Relations—Earnings Archive."

Conference Call

The company will host a conference call tomorrow, Thursday, July 18, 2024, at 10:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be chief executive officer and president, Joseph Harvey, chief financial officer, Raja Dakkuri, chief investment officer, Jon Cheigh, and executive vice president, Matthew Stadler.

Investors and analysts can access the live conference call by dialing 888-300-4150 (U.S.) or +1- 646-970-1530 (international); passcode: 4855092. Participants should plan to register at least 10 minutes before the conference call begins. A replay of the call will be available for two weeks starting approximately two hours after the conference call concludes on July 18, 2024 and can be accessed at 800-770-2030 (U.S.) or +1-609-800-9909 (international); passcode: 4855092. Internet access to the webcast, which includes audio (listen-only), will be available on the company's website at www.cohenandsteers.com under "Company—Investor Relations" under “Financials." The webcast will be archived on the website for one month.

About Cohen & Steers

Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.